Exhibit 99.1

Autobytel Reports Fourth Quarter and Full Year 2014 Results

 26% Increase in Q4 Revenues Drives 107% Increase in Non-GAAP Income to $2.5 Million
or $0.23 per Diluted Share

IRVINE, California – February 26, 2015 – Autobytel Inc. (Nasdaq:  ABTL), a leading provider of online automotive services connecting consumers with dealers, reported financial results for the fourth quarter and full year ended December 31, 2014.

Fourth Quarter 2014 Highlights vs. Year-Ago Quarter

•	Revenues increased 26% to $26.0 million

•	Gross profit increased 29% to $10.4 million

•	Gross profit margin increased 90 basis points to 40.0%

•	Excluding a $35.5 million benefit from the release of a valuation allowance in the fourth quarter of 2013, net income increased 69% to $1.1 million or $0.11 per diluted share

•	Non-GAAP income increased 107% to $2.5 million or $0.23 per diluted share

Management Commentary

“2014 was a pivotal year for Autobytel as we generated increases in nearly every metric of our business, most notably record revenues, an 84% increase in non-GAAP income and a 30% increase in lead volume,” said Jeff Coats, President and CEO of Autobytel.  “This performance reflected the significant expansion of our dealer footprint, as well as improvement in the quality of our leads.

“Strategically, we made great strides in 2014 with the successful acquisition and integration of AutoUSA, as well as the advancement of several new product offerings that continue to gain market traction.  We are also beginning to experience meaningful contributions from our investment in AutoWeb, which is driving growth in our advertising business.

“In 2015, our focus remains on providing our dealers with the highest quality leads in the automotive marketplace.  We will continue to supplement our leads business by delivering high-value added products to our dealers and OEMs.  In fact, we are planning to launch our newest mobile product offering next month, which addresses the growing need for dealers to effectively communicate with consumers via text-based applications.  This is just one of a number of ways we are planning to further capitalize on the evolving consumer and automotive marketplace in 2015.”

Fourth Quarter 2014 Financial Results

Total revenues in the fourth quarter of 2014 increased 26% to $26.0 million from $20.7 million in the same year-ago quarter.  Revenues generated from automotive leads and services increased 23% to $22.8 million from $18.6 million one year ago.  The increase principally reflected ongoing demand from automotive dealers (retail) and auto manufacturers (wholesale).  Retail revenues rose 52% to $11.3 million, and wholesale revenues grew 3% to $11.5 million for the fourth quarter of 2014 compared to the year-ago quarter.

Advertising revenues increased 127% to $1.6 million from $722,000 in the year-ago quarter due to continued optimization of the company’s Jumpstart relationship, which has helped generate a higher volume of page views.

Gross profit in the fourth quarter increased 29% to $10.4 million compared to $8.1 million in the year-ago quarter.  As a percentage of revenues, gross profit increased 90 basis points to 40.0% compared to 39.1% one year ago.  The increase in gross margin was primarily due to a higher percentage of internally-generated leads and improved lead pricing.

Total operating expenses in the fourth quarter increased 18% to $8.5 million compared to $7.2 million in the year-ago quarter, primarily due to the acquisition of AutoUSA and activities related to the SaleMove program.  As a percentage of revenues, total operating expenses decreased 230 basis points to 32.5% compared to 34.8% in the fourth quarter of 2013.

Net income in the fourth quarter of 2014 was $1.1 million or $0.11 per diluted share, compared to $36.1 million or $3.26 per diluted share in the year-ago quarter.  Net income in the fourth quarter of 2013 included a one-time benefit of $35.5 million, or approximately $3.20 per diluted share, for the release of a valuation allowance against deferred tax assets.  Excluding this one-time tax benefit, net income in the fourth quarter of 2013 was $662,000 or $0.06 per diluted share.

Non-GAAP income increased 107% to $2.5 million or $0.23 per diluted share, compared to $1.2 million or $0.11 per diluted share in the fourth quarter of 2013 (see “Note about Non-GAAP Financial Measures” below for further discussion).

During the fourth quarter, the company repurchased 164,028 shares at an average price of $10.85 under the stock repurchase program.

Full Year 2014 Financial Results

Total revenues in 2014 increased 36% to a record $106.3 million from $78.4 million in 2013.  Revenues generated from automotive leads and services increased 38% to $95.1 million from $68.8 million in 2013.  Advertising revenues increased 27% to $4.2 million from $3.3 million in 2013.  In 2014, retail revenues rose 69% to $48.5 million, and wholesale revenues grew 16% to $46.6 million compared to 2013.

Total lead volume in 2014 increased 30% to a record 6.6 million compared to 5.1 million in 2013.  The company estimates that consumers submitting leads through the Autobytel network accounted for approximately 4.1% of all light vehicle retail sales in the U.S. in 2014, compared to approximately 4% in 2013.

Gross profit in 2014 increased 37% to $41.8 million compared to $30.4 million in 2013.  As a percentage of revenues, gross profit increased 40 basis points to 39.3% compared to 38.9% in 2013.

Total operating expenses in 2014 increased 29% to $35.7 million compared to $27.6 million in 2013.  As a percentage of revenues, total operating expenses decreased 160 basis points to 33.6% compared to 35.2% in 2013.

Net income in 2014 was $3.4 million or $0.32 per diluted share, compared to $38.1 million or $3.61 per diluted share in 2013.  Net income in 2013 included the aforementioned $35.5 million benefit from the release of a valuation allowance against deferred tax assets.  Excluding this one-time tax benefit, net income in 2013 was $2.7 million or $0.27 per diluted share.

Non-GAAP income increased 84% to $9.3 million or $0.83 per diluted share, compared to $5.1 million or $0.48 per diluted share in 2013.

Business Outlook

Autobytel expects fiscal year 2015 revenue to range between $114.0 million and $120.0 million, representing an increase of approximately 7% to 13% from 2014.  The company also expects non-GAAP diluted EPS in fiscal year 2015 to range between $0.97 and $1.16.

Conference Call

Autobytel will hold a conference call today at 5:00 p.m. Eastern time to discuss its fourth quarter and full year 2014 results, followed by a question-and-answer session.

Date:  Thursday, February 26, 2015
Time:  5:00 p.m. Eastern time (2:00 p.m. Pacific time)
Toll-free dial-in number:  1-877-852-2929
International dial-in number:  1-404-991-3925
Conference ID:  82791859

During the call, Autobytel management will refer to a supplementary slide presentation, which will be available for download in the Investor Relations section of the company’s website.

The conference call will also be broadcast live at www.autobytel.com (click on “Investor Relations” and then click on “Events & Presentations”).  Please visit the website at least 15 minutes prior to the start of the call to register and download any necessary software.  For those who will be joining the call by phone, please call the conference telephone number 5-10 minutes prior to the start time, and an operator will register your name and organization.  If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through March 5, 2015.  The call will also be archived in the Investor Relations section of Autobytel’s website for one year.

Toll-free replay number:  1-855-859-2056
International replay number:  1-404-537-3406
Replay ID:  82791859

Note about Non-GAAP Financial Measures

Autobytel has disclosed non-GAAP income and non-GAAP EPS in this press release, which are non-GAAP financial measures as defined by SEC Regulation G, for the 2014 and 2013 fourth quarter and full year periods.  The company defines (i) non-GAAP income as GAAP net income before amortization of acquired intangibles, non-cash stock-based compensation, acquisition costs, litigation settlements and income taxes; and (ii) non-GAAP EPS as non-GAAP income divided by weighted average diluted shares outstanding.  The company’s management believes that presenting non-GAAP income and non-GAAP EPS provides useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations and are better metrics for monitoring the company’s performance given the company’s net operating loss (NOL) tax credits and recent acquisitions.  These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures.  Management strongly encourages investors to review the company’s consolidated financial statements in their entirety and to not rely on any single financial measure.  A table providing a reconciliation of non-GAAP income and non-GAAP EPS is included at the end of this press release.

About Autobytel Inc.

Autobytel Inc. provides high quality consumer leads and associated marketing services to automotive dealers and manufacturers throughout the United States.  The company also provides consumers with robust and original online automotive content to help them make informed car-buying decisions.  The company pioneered the automotive Internet in 1995 with its flagship website www.autobytel.com and has since helped tens of millions of automotive consumers research vehicles; connected thousands of dealers nationwide with motivated car buyers; and has helped every major automaker market its brand online.

Investors and other interested parties can receive Autobytel news alerts and special event invitations by accessing the online registration form at investor.autobytel.com/alerts.cfm.

Forward-Looking Statements Disclaimer

The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws.  These forward-looking statements, including, that in 2015 the company will continue to supplement its leads business by delivering high value-added products to its dealers and OEMs and that the company plans to further capitalize on the evolving consumer and automotive marketplace  in 2015, the company’s expectation that fiscal year 2015 revenue will range between $114.0 million and $120.0 million (representing an increase of approximately 7% to 13% from 2014) and that non-GAAP diluted EPS in fiscal year 2015 will range between $0.97 and $1.16, are not guarantees of future performance and involve assumptions and risks and uncertainties that are difficult to predict.  Actual outcomes and results may differ materially from what is expressed in, or implied by, these forward-looking statements.  Autobytel undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions; the financial condition of automobile manufacturers and dealers; disruptions in automobile production; changes in fuel prices; the economic impact of terrorist attacks, political revolutions or military actions; failure of our internet security measures; dealer attrition; pressure on dealer fees; increased or unexpected competition; the failure of new products and services to meet expectations; failure to retain key employees or attract and integrate new employees; actual costs and expenses exceeding charges taken by Autobytel; changes in laws and regulations; costs of legal matters, including, defending lawsuits and undertaking investigations and related matters; and other matters disclosed in Autobytel’s filings with the Securities and Exchange Commission.  Investors are strongly encouraged to review the company’s Annual Report on Form 10-K for the year ended December 31, 2014 and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect the business, operating results or financial condition of Autobytel and the market price of the company’s stock.

Company Contact:

Curtis E. DeWalt
SVP, Chief Financial Officer
949-437-4694
curtisd@autobytel.com

Investor Relations:

Liolios Group, Inc.
Cody Slach or Sean Mansouri
949-574-3860
ABTL@liolios.com

AUTOBYTEL INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
(Amounts in thousands, except share and per-share data)

	December 31,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$20,747	$18,930
Accounts receivable (net of allowances for bad debts and customer credits of $770 and $405 at December 31, 2014 and December 31, 2013, respectively)	18,311	14,178
Deferred tax asset	5,498	3,517
Prepaid expenses and other current assets	811	506
Total current assets	45,367	37,131
Property and equipment, net	1,904	1,548
Investments	3,880	2,650
Intangible assets, net	4,173	1,821
Goodwill	20,948	13,602
Long-term deferred tax asset	27,396	31,135
Other assets	1,081	306
Total assets	$104,749	$88,193

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$7,685	$5,267
Accrued expenses and other current liabilities	9,495	7,648
Convertible note payable	5,000	-
Total current liabilities	22,180	12,915
Convertible note payable	1,000	5,000
Term loan payable	6,750	-
Borrowings under credit facility	5,250	4,250
Other non-current liabilities	311	1,200
Total liabilities	35,491	23,365

Commitments and contingencies	-	-

Stockholders' equity:
Preferred stock, $0.001 par value; 11,445,187 shares authorized; none outstanding	-	-
Common stock, $0.001 par value; 55,000,000 shares authorized; 8,880,377 and 8,909,737 shares issued and outstanding, as of December 31, 2014 and December 31, 2013, respectively	9	9
Additional paid-in capital	308,190	307,171
Accumulated deficit	(238,941)	(242,352)
Total stockholders' equity	69,258	64,828
Total liabilities and stockholders' equity	$104,749	$88,193

AUTOBYTEL INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Amounts in thousands, except per-share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2014	2013	2014	2013

Revenues:
Lead fees	$24,017	$19,719	$100,744	$74,732
Advertising	1,640	722	4,171	3,289
Other revenues	384	252	1,363	340
Total revenues	26,041	20,693	106,278	78,361
Cost of revenues	15,637	12,604	64,465	47,915
Gross profit	10,404	8,089	41,813	30,446

Operating expenses:
Sales and marketing	3,327	2,490	14,404	9,612
Technology support	2,042	1,975	8,014	7,303
General and administrative	2,639	2,594	11,538	9,554
Depreciation and amortization	485	254	1,858	1,450
Litigation settlements	(25)	(112)	(143)	(316)
Total operating expenses	8,468	7,201	35,671	27,603
Operating income	1,936	888	6,142	2,843
Interest and other income (expense), net	(175)	(94)	(694)	237
Income tax provision (benefit)	644	(35,356)	2,037	(35,064)
Net income and comprehensive income	$1,117	$36,150	$3,411	$38,144

Basic earnings per common share	$0.12	$4.06	$0.38	$4.29
Diluted earnings per common share	$0.11	$3.26	$0.32	$3.61

Shares used in computing earnings per common share (in thousands):
Basic	8,961	8,910	8,980	8,883
Diluted	11,066	11,105	11,212	10,616

AUTOBYTEL INC.
RECONCILIATION OF NON-GAAP INCOME / EPS
(Amounts in thousands, except per-share data)

	Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended		Twelve Months Ended
	March 31,		June 30,		September 30,		December 31,		December 31,
	2014	2013	2014	2013	2014	2013	2014	2013	2014	2013

Net income	$370	$334	$801	$386	$1,124	$1,273	$1,117	$36,150	$3,411	$38,144
Amortization of acquired intangibles	332	331	376	331	376	290	376	171	1,462	1,121
Non-cash stock based compensation
Cost of revenues	17	12	17	13	18	13	17	12	69	50
Sales and marketing	109	35	142	41	149	35	144	42	544	153
Technology support	56	60	67	55	61	56	61	33	246	204
General and administrative	104	79	142	79	142	78	173	61	562	297
Total non-cash stock-based compensation	286	186	368	188	370	182	395	148	1,421	704
Acquisition costs	984	-	116	-	-	251	-	213	1,100	464
Litigation settlements	(68)	(71)	(25)	(67)	(25)	(66)	(25)	(112)	(143)	(316)
Income taxes	220	71	476	83	697	138	644	(35,356)	2,037	(35,064)

Non-GAAP income	$2,124	$851	$2,112	$921	$2,542	$2,068	$2,507	$1,214	$9,288	$5,053

Weighted average diluted shares	10,282	9,076	11,271	9,133	11,099	10,586	11,066	11,105	11,212	10,616

GAAP EPS	$0.04	$0.04	$0.08	$0.04	$0.11	$0.13	$0.11	$3.26	$0.32	$3.61
EPS impact of adjustments	0.17	0.06	0.12	0.06	0.13	0.08	0.13	(3.15)	0.52	(3.12)
Non-GAAP EPS	$0.21	$0.09	$0.19	$0.10	$0.23	$0.20	$0.23	$0.11	$0.83	$0.48